SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2007

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On May 2, 2007, Sunrise Telecom Incorporated (the "Company") issued a press release regarding its preliminary, unaudited financial results for the quarter ended March 31, 2007. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. The Company is making forward-looking statements, including sales expectations for the second quarter of 2007, and statements concerning the Company's status towards completing its restatement of its financial statements for the fiscal years 2001 through the present and in bringing its SEC filings current, in the press release.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Number	Description

99.1	Press Release issued by the Company on May 2, 2007 announcing preliminary, unaudited financial results for the three months ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: May 2, 2007	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on May 2, 2007 announcing preliminary, unaudited financial results for the three months ended March 31, 2007.

Sunrise Telecom Incorporated
Richard D. Kent                                                                        Kate Sidorovich
Chief Financial Officer                                                                         Investor Relations
(408) 363-8000                                                                         (415) 445-3236

SUNRISE TELECOM® REPORTS $19.9 MILLION SALES FOR FIRST QUARTER OF 2007
·	Preliminary GAAP loss from operations of $4.6 million
·	Second quarter 2007 sales projected between $23 million and $28 million
·	Backlog at quarter end of $15.6 million

SAN JOSE, CA, May 2, 2007 - Sunrise Telecom® Incorporated (OTC: SRTI.PK), a leading provider of service verification equipment for telecommunications, cable broadband and Internet networks, today reported sales of $19.9 million for the first quarter of 2007, up 21% compared to $16.4 million in the first quarter of 2006 and down 46% sequentially from $36.6 million in the fourth quarter of 2006. Sunrise Telecom’s first quarter is often characterized by seasonally lower sales reflecting the typical budget cycle of major North American carriers.

Preliminary diluted GAAP net loss per share was $(0.09). First quarter earnings were impacted by a combination of softer than expected topline and several one-time charges, including a bad debt write off and an inventory write off. Despite the seasonally weak sales performance, order flow remains strong resulting in a backlog at quarter-end was $15.6 million, compared with $14.6 million at the end of the first quarter of 2006 and $7.7 million at the end of the fourth quarter of 2006. All financial information other than revenue and backlog that is presented in this release should be considered preliminary, as Sunrise Telecom has not yet completed the restatements of its historical financial results, and those restatements may affect reported results. Further, this financial information has not been subjected to completed audit or review procedures by our independent auditor.

“Our ability to generate solid first quarter 2007 revenue growth over the same period in 2006 serves as a testament to the breadth of Sunrise Telecom’s business,” said Sunrise Telecom President and CEO, Paul Marshall. “These results were achieved despite a delay in shipments of our video-over-fiber CM750 test tool to one of our largest customers, a major North American telephone service provider, and a later than expected budget release by another such provider. At quarter end we had approximately $7 million of our triple play service verification handheld, the CM750, in backlog and expect to ship a substantial portion of this backlog during the second quarter as we ramp production.”

“We are especially encouraged by Sunrise Telecom’s success in penetrating the triple-play testing market in Europe. During the first quarter, we secured two important wins with leading telcos in Western Europe. Both situations were highly competitive, and the win validated our ability to take triple-play market share outside of North America,” concluded Paul Marshall.

Wireline

Wireline product sales were $5.9 million, down 5% year-over-year and 56% sequentially. Said Sunrise Telecom CFO, Rick Kent, “A major North American service provider released its budget later than usual this year. This impacted sales of our Home Test Toolkit® (HTT) for this customer’s FTTx deployments, as well as other products the customer typically orders in the normal course of business. We expect that HTT orders from this carrier will resume in the second half of 2007, however, the exact timeline for their FTTx rollout remains uncertain.”

Wireline sales were driven primarily by the SunSet® MTT platform and DSL and E1/T1 modules on the SunSet MTT platform, reflecting the continuing popularity of these handheld products with carriers and field technicians worldwide. Sales of DSL modules in the first quarter of 2007 included follow-on shipments to a leading carrier in France that standardized on a configuration of the SunSet® MTT in 2006 and is equipping it’s technicians with Sunrise Telecom’s DSL test tools. Sunrise Telecom also continued shipping its DSL product to a leading telecom equipment manufacturer that incorporates the product into a remote network testing solution and resells to carriers worldwide.

During the quarter the wireline group introduced the Voice and Video Test Suite for the SunSet® MTT platform, which delivers integrated VoIP and IPTV testing in a single, compact unit. The suite of modules and software networks, allows service technicians to validate IPTV and VoIP service over DSL using a single, compact unit. Sunrise Telecom has already received its first order for the Voice and Video Test Suite from a major European carrier, which will use it to support the deployment of multimedia services.

Broadband Cable

Broadband sales were $5.8 million - essentially flat year-over-year and down 46% sequentially. Sales were impacted by shipment delays of CM750s to a large North American telephone service provider that uses this product to test video-over-fiber installation and services. Despite the flat sales, orders were quite strong, generating a large backlog at quarter end.

Said Rick Kent, “In the first quarter, we implemented a hardware upgrade in our CM product family resulting in slower than expected production and quality assurance process. We are clearing these issues now and expect the current limited production rate to ramp up during the quarter as normal process improvements occur. Our shipments to the aforementioned provider account for approximately $7.0 million of our quarter-end backlog. We expect our product improvements, combined with the high demand driven by the triple play subscriber service ramp, to create strong demand for the CM750 this year.”

The sales of central office equipment, including the video spectrum analyzer AT2500, remained strong reflecting follow-on orders from existing customers in North America.

Fiber Optics

Fiber optics revenues were $6.9 million during the first quarter of 2007, up 81% year-over-year and down 9% sequentially. The Scalable Test Toolkit® (STT) for core and metro networks remained one of the most popular product families in the optics group. In the first quarter Sunrise Telecom further enhanced this platform by introducing the STT Metro module, a complete test set designed to test the Ethernet backbone of triple play services. “We are very excited about the STT Metro,” said Paul Marshall. “This new module allows carriers to measure quality of data, voice and video streams simultaneously, setting it apart from other offerings in this area.”

Shortly after introducing the STT Metro, Sunrise Telecom secured two major standardization wins on its STT platform. The leading British carrier will use STT Metro and STT ONE in the deployment of its next generation network, designed to deliver converged voice, data, video and mobile services over IP. Sunrise Telecom also secured a win with a large South African service provider. Sunrise Telecom expects that the order flow under recent standardizations will start in the second quarter and ramp up throughout the year.

Sales of the handheld tool for testing 10-Gigabit SDH/SONET showed strong annual growth driven by worldwide bandwidth expansion to support new networking applications. During the quarter Sunrise Telecom received and shipped a large order of its SunSet® 10G handhelds to a major Australian carrier to support a network upgrade, including deployment of regional and metropolitan Ethernet networks.

Protocol

Protocol products generated first quarter 2007 revenues of $1.3 million compared to $0.6 million in the first quarter of 2006 and $4.7 million in the fourth quarter of 2006. Major contributors to first quarter sales were the wireless protocol analyzer, the 3GMaster® and VoIP protocol analyzer, NeTracker®.

Financial Results Summary

(In thousands, except per share and percentage data, unaudited)

For the Three Months Ended
Mar. 31, 2007

Selected Income Statement Data (preliminary)

Net sales	$19,852
Loss from operations	$(4,617)
Net income	$(4,460)
Diluted earnings per share	$(0.09)
Shares outstanding (diluted)	51,349
Gross profit percentage	67%

Backlog at end of quarter	$15,553

Selected Consolidated Balance Sheet Data (preliminary)
Mar. 31, 2007

Cash and cash equivalents	$15,966
Short-term investments	6,311
Accounts receivable, net of allowance of $671	16,859
Inventories	18,515
Short-term borrowings and current portion of notes payable	175
Accounts payable	3,382
Other accrued expenses	12,112
Deferred revenue	2,964
Notes payable, less current portion	459

These results are preliminary and subject to change because they do not reflect the potential impact of expected restatements of financial results since 2001, nor has this financial information been subjected to completed audit or review procedures, by our independent auditor.

First Quarter Financial Highlights

In the first quarter of 2007, Sunrise Telecom reported preliminary gross margin of 67%, up from 66% in the fourth quarter of 2006 and 63% in the first quarter a year ago. Preliminary first quarter 2007 loss from operations was $4.6 million, reflecting the impact of the following charges:

-
$1.1 million in legal costs related to a lawsuit against VeEx filed by Sunrise Telecom in January of 2007, and a shareholder derivative lawsuit filed against the Company’s current and former officers and directors in December of 2006;

-	$0.5 million bad debt write-off related to the termination of a distributor; and
-	$0.5 million inventory write-off related to a repositioned broadband product in development.

Sunrise Telecom expects that while its legal expenses will come down from the levels observed in the first quarter of 2007, they will continue to be material until both litigation issues are resolved.

Outlook

“This year Sunrise Telecom will continue to benefit from large-scale triple play deployments, both in North America and internationally,” said Paul Marshall. “The growing flow of orders from North American network service providers will be complemented by our recent triple play wins in Europe and Asia. Our customer relationships are strong due to our proven performance and the confidence that our customers place in our strategic direction. We currently expect second quarter 2007 sales to be in the $23 to $28 million range”

Status of SEC filings

Sunrise Telecom anticipates filing its past due periodic reports and becoming current in its periodic reporting with the Securities and Exchange Commission by the end of the third quarter of 2007. The audit of the 2005 fiscal year is in the process of being completed and the Company is currently working with its independent auditors to initiate the audit of its 2006 financial results.

“Sunrise Telecom is committed to resuming timely and complete periodic reporting as promptly as possible. We are grateful for the understanding and patience of our investors, employees and customers as we work through this process and complete our 2005 and 2006 audits,” said CFO, Rick Kent.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. The Company offers a robust portfolio of feature-rich, easy-to-use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling links. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors worldwide. For more information, visit www.sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E and Section 27A of the Securities Act of 1033 of the Securities Exchange Act of 1934, including, but not limited to, material contained in quotations, sales expectations for the second quarter of 2007, and statements concerning Sunrise Telecom’s expectations to become current with its SEC filings in the third quarter of 2007. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom's new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom's ability to manage growth and slowdowns; the unknown effects of management changes; the loss of key personnel; competition from former employees; the results of Sunrise Telecom's review of its stock option grant practices and the corresponding timing for filing its restated financial statements; other accounting adjustments that may result from review of Sunrise Telecom's financial statements for the periods in question; the ramifications of Sunrise Telecom's inability to file required reports with the SEC on a timely basis; any potential claims or proceedings related to such matters, including shareholder litigation and any action by the SEC; any negative tax or other implications for Sunrise Telecom resulting from accounting adjustments and other factors; and protracted litigation, which could disrupt Sunrise Telecom’s normal business operations. Some of these risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the SEC, including, but not limited to, its 2004 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Investor Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (preliminary)
(In thousands, except per share data, unaudited)

Three Months Ended Mar. 31, 2007
Net sales	$19,852
Cost of sales	6,558
Gross profit	13,294

Operating expenses:
Research and development	5,743
Selling and marketing	7,034
General and administrative	5,134
Total operating expenses	17,911

Loss from operations	(4,617)
Other income, net	583

Loss before income taxes	(4,034)
Income tax expense	426

Net loss	$(4,460)

Earnings per share:
Basic and diluted	$(0.09)

Shares used in per share computation:
Basic and diluted	51,349

SUNRISE TELECOM INCORPORATED
NET SALES DETAILS (preliminary)
(In thousands, unaudited)

	Three Months Ended
	Mar. 31,		Dec. 31,		Mar. 31,
	2007		2006		2006
By Product:
Wireline access	$5,866	30%	$13,416	37%	$6,180	38%
Cable broadband	5,798	29%	10,832	29%	5,790	35%
Fiber optics	6,905	35%	7,620	21%	3,820	23%
Protocol	1,283	6%	4,691	13%	599	4%
	$19,852		$36,559		$16,389

	Three Months Ended
	Mar. 31,		Dec. 31,		Mar. 31,
	2007		2006		2006
By Region:
North America (United States and Canada)	$8,605	44%	$21,172	58%	$8,442	52%
Asia Pacific	3,932	20%	3,972	11%	3,981	24%
Europe/Africa/Middle East	6,625	33%	10,312	28%	3,136	19%
Latin America	690	3%	1,103	3%	830	5%
	$19,852		$36,559		$16,389

SUMMARY OF CERTAIN NONCASH EXPENSES (preliminary)
(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

Three Months Ended
Mar. 31, 2007

Share based compensation:
Included in cost of sales	$8
Included in research and development	45
Included in selling and marketing	60
Included in general and administrative	28
$141

Amortization of acquisition-related intangible assets included in general and administrative	$163